SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                January 29, 2004

                                 SWS GROUP, INC.
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             (Exact name of Registrant as specified in its charter)

           DELAWARE                No. 0-19483                 No. 75-2040825
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(State or other jurisdiction       (Commission                  (IRS employer
      of incorporation)            File Number)              Identification No.)

                           1201 ELM STREET, SUITE 3500
                               DALLAS, TEXAS 75270
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          (Address, including zip code, of principal executive office)

        Registrants' telephone number, including area code: 214-859-1800

                                 Not applicable
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       (Registrant's former name or address, if changed since last report)

Item 12. Results of Operations and Financial Condition.

      On January 29, 2004, SWS Group, Inc. ("SWS") issued a press release regarding its results of operations for the three and six months ended December 31, 2003.

      The following information contained therein shall be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall be incorporated by reference in SWS' filings under the Securities Act of 1933, as amended:

            For the second quarter ended December 31, 2003, SWS reported net income of $4.3 million, or diluted earnings per share (EPS) of 25 cents, on revenues of $72 million, compared with net income of $849,000, or diluted EPS of 5 cents, on revenues of $66.4 million in the prior year's second quarter.

            For the first half of fiscal 2004, SWS recorded revenues of $135.8 million, net income of $5.5 million and diluted EPS of 32 cents, compared with revenues of $132.1 million, net income of $539,000 and diluted EPS of 3 cents in the same period of the prior fiscal year.

            The quarter benefited from two significant events, including the sale of half of SWS Group's ownership interest in Archipelago, an electronic stock exchange, and the receipt of an additional 91,000 shares of the common stock of U.S. Home Systems, Inc. (Nasdaq: USHS) that had been held in escrow under the terms of a sales agreement.

            The Archipelago sale resulted in an after-tax gain of $587,000. SWS retained an interest in the electronic stock exchange of 303,456 shares with a cost basis of zero. The additional U.S. Home Systems stock was issued in October 2003 after no material contingencies were found related to the operations of First Consumer Credit, LLC, a business that First Savings Bank (FSB) sold in October 2001. FSB, a wholly owned subsidiary of SWS Group, paid the shares to the parent company as a dividend, and they were recorded at fair market value resulting in an after-tax gain of $703,000. Including the additional shares, SWS owns 457,154 shares of USHS common stock.

            Fiscal-year-to-date transactions processed by Southwest Securities, Inc. for correspondent broker/dealers totaled 16.2 million compared with
      13.6 million in the prior year period. Book value per share was $14.93 compared with $14.71 a year ago.

            This release contains forward-looking statements regarding SWS' future overall performance. Readers are cautioned that any forward-looking statements, including those predicting or forecasting future events or results, which depend on future events for their accuracy, embody projections or assumptions, or express the intent, belief or current expectations of SWS or management, are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially as a result of various factors, some of which are out of our control, including, but not limited to those factors discussed in our Annual Report on Form 10-K and in our other reports filed with and available from the Securities and Exchange Commission.

      Pursuant to General Instruction B.6 of Form 8-K, the following information shall be deemed to be "furnished" and not "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and, therefore, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended:

            A copy of the press release issued by SWS on January 29, 2004 is attached hereto as Exhibit 99.1.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SWS GROUP, INC.
                                   Date: January 29, 2004

                                   By: /s/ Kenneth R. Hanks
                                       -----------------------------------------
                                       Kenneth R. Hanks
                                       Executive Vice President, Chief Financial
                                         Officer and Treasurer

                                  EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION OF EXHIBIT

99.1                       SWS Group, Inc. Press Release Issued January 29, 2004